Exhibit 5.1

July 29, 2020

CorMedix Inc.

400 Connell Drive, Suite 5000

Berkeley Heights, NJ 07922

Re:	CorMedix Inc. – Registration Statement on Form S-3 (Registration Statement No. 333-223562)

Ladies and Gentlemen:

We have acted as counsel for CorMedix Inc., a Delaware corporation (the “Company”), in connection with (i) the sale by the Company of 4,444,444 shares of the Company’s common stock (the “Firm Shares”), par value $0.001 per share (“Common Stock”), and up to 666,666 shares of Common Stock issuable upon the exercise by the underwriters of an option to purchase additional shares of Common Stock (the “Optional Shares”, together with the Firm Shares, the “Shares”), pursuant to that certain Underwriting Agreement, dated as of July 28, 2020 (the “Underwriting Agreement”), by and among the Company, SunTrust Robinson Humphrey, Inc. and JMP Securities LLC, as representatives of the several Underwriters named therein, (ii) the registration statement on Form S-3 (Reg. No. 333-223562), as amended (“Shelf Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and effective April 16, 2018, (iii) the preliminary prospectus supplement relating to the Shares, dated July 27, 2020 including the accompanying base prospectus dated April 16, 2018, (the “Base Prospectus”), which was filed by the Company with the Commission on July 27, 2020 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Preliminary Prospectus Supplement”), (iv) the final prospectus supplement, dated July 28, 2020, including the accompanying Base Prospectus, which was filed by the Company with the Commission on July 29, 2020 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”, together with the Preliminary Prospectus Supplement, the “Prospectus”), and (v) such other documents and records as we have deemed appropriate for the purposes of the opinions set forth herein. As used herein, the term “Registration Statement” means the Shelf Registration Statement, as amended on its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Prospectus shall be deemed to include the documents incorporated by reference therein.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Underwriting Agreement, the Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

Morgan, Lewis & Bockius llp

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

CorMedix Inc.

July 29, 2020

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when issued and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP